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                                                      [Logo of Andersen appears]



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the use of our report dated July 11, 2001, and to all references to our firm included in or made a part of this registration statement of Nuveen Multistate Trust IV (comprising the Nuveen Kansas Municipal Bond Fund, Nuveen Kentucky Municipal Bond Fund, Nuveen Michigan Municipal Bond Fund, Nuveen Missouri Municipal Bond Fund, Nuveen Ohio Municipal Bond Fund, and Nuveen Wisconsin Municipal Bond Fund).


/s/ Arthur Andersen LLP
-----------------------
Arthur Andersen LLP

Chicago, Illinois
September 24, 2001